UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 25, 2009.

TAI PAN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53148	26-0904488
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 S Lake Ave., Suite 208, Pasadena, CA 91101
(Address of principal executive offices)(Zip Code)

(626) 577-8300
(Registrant’s telephone number, including area code)

UNICAPITAL ACQUISITION CORP.
99 S Lake Ave., Suite 208, Pasadena, CA 91101
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

Effective as March 25, 2009, the Registrant decided not to re-appoint Stan J. H. Lee, CPA as Registrant’s outside independent accounting firm.  This action has been approved by the Registrant’s Board of Directors.  Stan J. H. Lee, CPA served as the Registrant’s independent accountant for the Registrant’s fiscal year ended December 31, 2008; and had issued an un-audited financial statements based on Section 3-11 of Regulation S-X under the Securities Exchange Act of 1934.   There were not and had not been any disagreements between the Registrant and Stan J. H. Lee, CPA on any matter of accounting principles, practices or financial statement disclosure.

On March 25, 2009, the Registrant appointed Vasquez & Company, LLP as the Registrant’s independent accounting firm.  This action has also been approved by the Registrant’s Board of Directors.

Item 5.06.  Change in Shell Company Status.

The Registrant was a shell company defined in Rule 12b-2 under the Securities Exchange Act.  Upon completion of merger with Tai Pan Holding, Inc on March 25, 2009, Tai Pan Holding, Inc. shall be the reporting company.

Item 8.01.  Other Events

On March 25, 2009, the Registrant has completed the Merger procedures and the Certificate of Merger has been approved by the Secretary of State of Delaware.

On March 25, 2009, the Board of Directors passed the unanimous written consent to adopt the name of Registrant “Tai Pan Holding, Inc.”.  The Registrant has notified and submitted the application of name change with SEC.  Hereto, all future filing of the Registrant with SEC will be in the name of Tai Pan Holding, Inc. and shall replace the former name of Unicapital Acquisition Corp.

(c) Exhibits

Exhibit No.	Description

3.1	Certificate of Merger of Domestic Corporation
99.1	Unanimous Written Consent of the Board of Directors, approving the name of corporation been changed to Tai Pan Holding, Inc.
99.2	Unanimous Written Consent of the Board of Directors, appointment of certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAI PAN HOLDING, INC.
Dated: March 26, 2009	By:	/s/ Cheng Yu Wang
Cheng Yu Wang
Title: Secretary

EXHIBIT INDEX
Exhibit No.	Description

3.1	Certificate of Merger of Domestic Corporation
99.1	Unanimous Written Consent of the Board of Directors, approving the name of corporation been changed to Tai Pan Holding, Inc.
99.2	Unanimous Written Consent of the Board of Directors, appointment of certified public accountant.